EXHIBIT 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement No. 333-114496, 333-121039, and 333-128547 on Form S-3 and No. 333-116014 and
333-122716 on Form S-8 of Gasco Energy, Inc. ("Gasco") of our reports dated February 27, 2007 relating to our audits of the consolidated financial statements and internal control over financial reporting, included in and incorporated by reference in the Annual Report on Form 10-K of Gasco for the year ended December 31, 2006.


/s/ HEIN & ASSOCIATES LLP

Denver, Colorado
February 27, 2007